Exhibit 16.1

[CohnReznick LLP Letterhead]

November 3, 2014

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Etsy, Inc. in the section titled, “Change in Independent Accountants” in the draft Registration Statement on Form S-1 dated November 3, 2014, which we understand will be confidentially submitted to the Securities and Exchange Commission. We agree with the statements concerning our Firm in the draft Form S-1.

Very truly yours,

/s/ CohnReznick LLP